UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2018

COMMUNITY SAVINGS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-55732	81-3840964
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

425 Main Street, Caldwell, Ohio	43724
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (740) 732-5678

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On February 19, 2018, Community Savings Bancorp, Inc. (the "Company") held its Annual Meeting of Stockholders for the fiscal year ended June 30, 2017.  At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1. The election of directors.

	For	Withheld	Broker Non-Votes

Alvin B. Parmiter	299,977	23,250	59,375
Dominic Crock	289,827	33,400	59,375

2.           The ratification of the appointment of Suttle & Stalnaker, PLLC as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.

For	Against	Abstain	Broker Non-Votes

351,212	31,390	0	0

3.           Consideration of the Community Savings Bancorp, Inc. 2018 Equity Incentive Plan.
For	Against	Abstain	Broker Non-Votes

230,901	78,026	14,300	n/a

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits: Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY SAVINGS BANCORP, INC.
DATE: February 22, 2018	By:	/s/ Alvin B. Parmiter
Alvin B. Parmiter
President and Chief Executive Officer